SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2004

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 365-2361

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

On June 25, 2004, the Registrant announced completion of its current stock repurchase program of 300,000 shares and authorization of a new stock repurchase program of up to 175,000 shares.

The Registrant’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1	Press Release dated June 25, 2004 announcing stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

DATE: June 25, 2004	By:	/s/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer